For Immediate Release

Contact: Andrew M. O'Shea Chief Financial Officer (860) 298-0444	Or: Rick Hilton Adam Friedman Associates (212) 981-2529 ext. 22

Moscow CableCom Corp Announces Second Fiscal Quarter Results

New York, NY - October 15, 2004 - Moscow CableCom Corp. (NASDAQ:  MOCC) today announced the results of its operations for the three and six months ended August 31, 2004.  For the three-month period, the Company incurred a net loss applicable to common shares of $1,784,000 or $0.21 per share, basic and diluted, as compared to a loss applicable to common shares of $727,000 or $0.35 per share basic and diluted for the second quarter of the prior fiscal year. For the six-month period ended August 31, 2004, the Company incurred a net loss applicable to common shares of $2,584,000, or $0.30 per share, basic and diluted, as compared to the prior year's first six months for which the Company reported a loss applicable to common shares of $1,211,000, or $0.58 per share, basic and diluted.  The current year results reflect the consolidation of the results of ComCor-TV ("CCTV") which was acquired in February 2004 and weighted average shares outstanding of 8,563,000 and 8,488,000 for the three and six month periods, respectively, while the prior year's results included just the Company's then 12.5% indirect equity interest in CCTV and 2,100,000 weighted average shares outstanding for each of the three and six-month periods.  CCTV's results are consolidated using a two-month lag period.  Accordingly, CCTV's results of operations for the three and six months ended June 30, 2004 have been included in the Company's consolidated results, but $525,000 of CCTV's losses from January 1, 2004 to the acquisition date (February 24, 2004) have been added back as an adjustment in the Company's six month year-to-date results to the extent the Company did not have prior equity ownership in CCTV. Revenues during the current year quarter totaled $1,404,000 and year-to-date, revenues totaled $2,782,000.    Such revenues from CCTV were 66.4% and 77.9% higher than the revenues which it had reported in the prior year for the comparable three and six-month periods, respectively. Revenue increases include year-over-year increases of 102.1% and 105.1% in subscription fees for its television and Internet access services, respectively.  Such subscription revenue totaled $1,239,000 and $2,330,000 for the three and six months in the current year, respectively, as compared to $613,000 and $1,136,000, for the respective comparable periods in the prior year, respectively.

At August 31, 2004, CCTV had an access network of 197,521 homes in Moscow for its broadband-based cable offerings, as compared to 154,786 homes at December 31, 2003 and 139,321 homes at August 31, 2003.

After the quarter end, the Company received $2 million of proceeds from a bridge loan from an affiliate of Columbus Nova Capital to allow it to continue the build-out of its access network pending the closing of the previously announced $51 million equity and debt financing package with affiliates of Columbus Nova.

Oliver R. Grace, Chairman and CEO, stated, "During our second fiscal quarter, we furthered the near term build-out of our network which will enlarge our market for continued subscriber revenue growth. We are confident that the market successes we are experiencing can be further improved and expanded as we benefit from the capital we have and will receive from the recently-announced Columbus Nova financing package. We continue to expect that the closing of the financing will occur before the end of this year, and in the interim, we are using the Bridge Loan to continue our build-out and marketing momentum."

About Moscow CableCom

Moscow CableCom is a US-based company quoted on the NASDAQ NM under the ticker "MOCC".  The Company owns 100% of ComCor-TV ("CCTV"), a Russian company that has licenses to provide telecommunications services to 1.5 million homes and businesses in Moscow.  CCTV is using access to the Moscow Fiber Optic Network ("MFON") of Moscow Telecommunications Corporation, a 48% shareholder of the Company ("ComCor"), to provide broadband services including cable television and high-speed Internet access to residential and business customers, with plans to add additional services including IP-based telephony.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act.  These statements relate to CCTV's development, including CCTV's ability to attract new subscribers, its ability to continue to expand its network, its ability to achieve positive cash flow and Moscow CableCom's ability to raise funds for the expansion of CCTV's network including the consummation of the equity and debt financing package from Columbus Nova Capital, and are based on management's best assessment of Moscow CableCom's and CCTV's strategic and financial position and of future market conditions and trends.  These discussions involve risks and uncertainties, and the actual outcome may differ materially from these statements.  Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended February 29, 2004 and other public filings made by the Company with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. Moscow CableCom Corp. disclaims any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

MOSCOW CABLECOM CORP.
Consolidated Condensed Balance Sheets
(In thousands, except per share data)

	August 31, 2004	February 29, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 1,572	$ 3,240
Marketable securities	1,837	2,897
Accounts and other receivables, less allowance for doubtful accounts of $38 and $40, respectively	156	124
Inventories	601	793
Taxes receivable	1,434	1,396
Prepaid expenses and other current assets	543	154
Deferred income taxes	154	-

Total current assets	6,297	8,604
Property, plant and equipment, net	16,871	13,552
Construction in progress and advances	2,772	5,209
Prepaid pension expense	4,840	4,754
Intangible assets and goodwill	-	10,071
Intangible assets, net	5,760	-
Goodwill	4,493	-
Investment in Institute for Automated Systems	7,723	7,894
Other assets	987	448

Total assets	$ 49,743	$ 50,532

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$ 598	$ 598
Payable to affiliate	2,302	1,824
Accounts payable	1,419	880
Accrued liabilities	1,670	1,565
Deferred income taxes	-	614

Total current liabilities	5,989	5,481
Long-term debt, less current maturities	2,858	2,941
Other long-term obligations	1,195	625
Deferred income taxes	4,592	4,063

Total liabilities	14,634	13,110

Commitments and contingencies
Stockholders' equity:
Cumulative convertible preferred stock, no par value; authorized 800,000 shares; 150,144 shares and 188,006 shares issued and outstanding, respectively; liquidation preference $18.75 per share	2,792	3,497
Common stock, $.01 par value; authorized 15,000,000 shares; issued and outstanding 8,575,962 shares and 8,430,335 shares, respectively	86	84
Additional paid-in capital	34,324	33,350
Retained earnings (accumulated deficit)	(2,093)	491

Total stockholders' equity	35,109	37,422

Total liabilities and stockholders' equity	$ 49,743	$ 50,532

MOSCOW CABLECOM CORP.
Consolidated Condensed Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three months ended August 31,		Six months ended August 31,
	2004	2003	2004	2003

Sales and revenues
Subscription fees	$ 1,239	-	$ 2,330	-
Connection fees and equipment sales	124	-	233	-
Other	41	-	219	-

Total revenue	1,404	-	2,782	-

Cost of sales
Services from related party	323	-	619	-
Salaries and benefits	52	-	353	-
Depreciation and amortization	345	-	649	-
Other	609	-	858	-

Total cost of sales	1,329	-	2,479	-

Gross margin	75	-	303	-

Operating expenses
Salaries and benefits	883	124	1,644	243
Depreciation	92	60	211	118
General and administrative	1,087	401	1,901	1,110

Total operating expenses	2,062	585	3,756	1,471

Loss from operations	(1,987)	(585)	(3,453)	(1,471)

Equity in losses of Institute for Automated Systems	(39)	-	(171)	-
Equity in losses of Moscow Broadband Communication Ltd.	-	(147)	-	(321)
Investment income and other income	194	335	526	945
Interest expense	(61)	(63)	(121)	(119)
Foreign currency translation gain	52	-	45	-

Loss before income taxes	(1,841)	(460)	(3,174)	(966)
Income tax benefit (expense)	113	(197)	180	(104)
Losses of subsidiaries prior to consolidation	-	-	525	-

Net loss	(1,728)	(657)	(2,469)	(1,070)
Preferred dividends	(56)	(70)	(115)	(141)

Net loss applicable to common shares	$(1,784)	$ (727)	$(2,584)	$(1,211)

Earnings per common share:
Basic and diluted (Note 5)	$ (0.21)	$ (0.35)	$ (0.30)	$ (0.58)